Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-54394) pertaining to the Input/Output, Inc. Amended 1990 Stock Option Plan and Amended and Restated 1991 Outside Directors’ Stock Option Plan,

(2)	Registration Statement (Form S-8 No. 33-46386) pertaining to the Input/Output, Inc. 1990 Restricted Stock Plan, 1990 Stock Option Plan and 1991 Directors’ Stock Option Plan,

(3)
Registration Statement (Form S-8 No. 33-85304) pertaining to the Input/Output, Inc. Amended 1990 Stock Option Plan and the Input/Output, Inc. Amended and Restated 1991 Outside Directors Stock Option Plan,

(4)	Registration Statement (Form S-8 No. 333-14231) pertaining to the Input/Output, Inc. 1996 Non-Employee Director Stock Option Plan,

(5)	Registration Statement (Form S-8 No. 333-24125) pertaining to the Input/Output, Inc. Employee Stock Purchase Plan,

(6)	Registration Statement (Form S-8 No. 333-80297) pertaining to the Input/Output, Inc. 1998 Restricted Stock Plan,

(7)
Registration Statement (Form S-8 No. 333-80299) pertaining to the Input/Output, Inc. Amended and Restated 1990 Stock Option Plan and the Input/Output, Inc. Amended and Restated 1996 Non-Employee Director Stock Option Plan,

(8)	Registration Statement (Form S-8 No. 333-36264) pertaining to the Input/Output, Inc. 2000 Restricted Stock Plan,

(9)	Registration Statement (Form S-8 No. 333-49382) pertaining to the Input/Output, Inc. 2000 Long-Term Incentive Plan,

(10)	Registration Statement (Form S-8 No. 333-60950) pertaining to the Input/Output, Inc. Non-Employee Directors’ Retainer Plan,

(11)	Registration Statement (Form S-8 No. 333-112677) pertaining to the Input/Output, Inc. 2003 Employee Stock Option Plan,

(12)	Registration Statement (Form S-8 No. 333-116355) pertaining to the GX Technology Corporation Employee Stock Option Plan,

(13)	Registration Statement (Form S-8 No. 333-117716) pertaining to the Input/Output, Inc. Concept Systems Employment Inducement Stock Option Program,

(14)
Registration Statement (Form S-8 No. 333-123831) pertaining to the Input/Output, Inc. GX Technology Corp. Employment Inducement Stock Option Program and the Input/Output, Inc. April 2005 Inducement Equity Program,

(15)	Registration Statement (Form S-8 No. 333-125655) pertaining to the Input/Output, Inc. 2004 Long-Term Incentive Plan,

(16)	Registration Statement (Form S-8 No. 333-135775) pertaining to the Input/Output, Inc. Second Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan,

(17)	Registration Statement (Form S-3 No. 333-112263) of Input/Output, Inc.,

(18)	Registration Statement (Form S-3 No. 333-115345) of Input/Output, Inc.,

(19)	Registration Statement (Form S-3 No. 333-123632) of Input/Output, Inc.,

(20)	Registration Statement (Form S-8 No. 333-145274) pertaining to the Third Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan, and

(21)	Registration Statement (Form S-3 No. 333-148235) of ION Geophysical Corporation (formerly known as Input/Output, Inc.).

of our reports dated February 27, 2008, with respect to the consolidated financial statements and schedule of ION Geophysical Corporation (formerly known as Input/Output, Inc.), and its subsidiaries and the effectiveness of internal control over financial reporting of ION Geophysical Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Houston, Texas February 27, 2008